Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT, SECOND AMENDMENT TO GUARANTY AND SECURITY AGREEMENT AND TERMINATION OF RIGHT OF FIRST OFFER LETTER
This FIFTH AMENDMENT TO CREDIT AGREEMENT, SECOND AMENDMENT TO GUARANTY AND SECURITY AGREEMENT AND TERMINATION OF RIGHT OF FIRST OFFER LETTER (this “Agreement”), is entered into as of October 22, 2021, by and among LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company (the “Borrower”), LIBERTY OILFIELD SERVICES INC., a Delaware corporation (“Ultimate Parent”), LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company (“Liberty Holdings”), R/C IV NON-U.S. LOS CORP, a Delaware corporation (“R/C Holdings”), LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company (“LOS Cibolo”), LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company (“LOS Odessa”), ST9 GAS AND OIL LLC, a Texas limited liability company (“ST9”), LOS SOLAR ACQUISITION LLC, a Delaware limited liability company (“LOS Solar”), FREEDOM PROPPANT LLC, a Delaware limited liability company (“Freedom”), and LOS KERMIT LLC, a Delaware limited liability company (“LOS Kermit”, together with Ultimate Parent, Liberty Holdings, the Borrower, R/C Holdings, LOS Cibolo, LOS Odessa, ST9, LOS Solar and Freedom, collectively, the “Loan Parties” and each, individually, a “Loan Party”), the undersigned Lenders (as defined below), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain Amendment and Joinder to Credit Agreement, dated as of January 17, 2018, by that certain Second Amendment and Joinder to Credit Agreement, dated as of March 21, 2018, by that certain Third Amendment to Credit Agreement, dated as of August 12, 2020, by that certain Waiver, Consent and Fourth Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement, dated as of December 29, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a “Lender”), Agent, the Borrower, Ultimate Parent, Liberty Holdings, R/C Holdings and the other Loan Parties from time to time party thereto, the Lender Group has agreed to make Loans thereunder;
WHEREAS, pursuant to that certain Guaranty and Security Agreement, dated as of September 19, 2017 (amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), by and among each Loan Party, as a grantor, and Agent, each of Ultimate Parent, Liberty Holdings, R/C Holdings, LOS Cibolo, LOS Odessa,

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ST9, LOS Kermit, LOS Solar and Freedom guarantied the Guarantied Obligations (as defined therein) and each Loan Party granted to Agent, for the benefit of the Lender Group, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations (as defined therein); and

WHEREAS, the Loan Parties have requested that Agent and the Lenders amend the Credit Agreement and the Guaranty and Security Agreement in certain respects and terminate the Right of First Offer Letter, and Agent and the Lenders are willing to do so, subject to the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.Amendments to Credit Agreement. In reliance on the representations and warranties of the Loan Parties set forth in Section 5 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Credit Agreement (but not the Schedules and Exhibits attached thereto) shall be amended as set forth below in this Section 1, collectively, the “Credit Agreement Amendments”):
(a)Section 1.1 of the Credit Agreement is hereby amended:
(i)By adding the following definition thereto in the appropriate alphabetical order:
“Agreement Currency” has the meaning specified therefor in Section 17.16 of this Agreement.
“Canada Tax Act” means the Income Tax Act (Canada), as amended.
“Canadian Defined Benefit Plan” means each Canadian Pension Plan, other than a Canadian Multi-Employer Plan, that contains a “defined benefit provision”, as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollars” or “Cdn$” means the lawful currency of Canada, as in effect from time to time.
“Canadian Guarantee and Security Agreement” means a Canadian guarantee and security agreement, dated as of the Fifth Amendment Effective Date, in form and substance reasonably satisfactory to Required Lenders and Agent, executed and delivered to Agent in escrow by the Canadian Guarantors described in clause (a) of the definition thereof and any additional Canadian Guarantors who execute a joinder thereto after the

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Fifth Amendment Effective Date, as amended, restated, supplemented or otherwise modified from time to time.
“Canadian Guarantors” means (a) collectively, LOS Canada Holdings Inc., a British Columbia company and LOS Canada Operations ULC, a British Columbia unlimited liability company and each other entity joined (if any) as of the Canadian Joinder Event and (b) each other Canadian Person that becomes a guarantor after the Sixth Amendment Effective Date pursuant to Section 5.11 of this Agreement.
“Canadian Joinder Event” means that date in which all of the following have occurred (a) the Canadian Guarantee and Security Agreement and each other document set forth on Schedule C-2 have been executed and delivered to Agent free from any escrow conditions and Agent has received such documents, (b) such documents are in form and substance reasonably satisfactory to Required Lenders and such other conditions as may be reasonably requested by Required Lenders or Agent have been satisfied and (c) the Canadian A/R Eligibility Trigger Event (as defined in the ABL Credit Agreement).
“Canadian Multi-Employer Plan” means each Canadian Pension Plan that is a “multi-employer pension plan” as defined pursuant to Canadian Pension Laws and to which a Loan Party is required to contribute or participate pursuant to a collective agreement, trust agreement or participation agreement which is not maintained or administered by a Loan Party.
“Canadian Pension Event” means the occurrence of any of the following: (a) any Loan Party initiates any action or filing to voluntarily terminate or wind up (in whole or in part) any Canadian Defined Benefit Plan, (b) the institution of proceedings by a Governmental Authority to terminate or wind-up (in whole or in part) any Canadian Defined Benefit Plan, (c) the termination or wind-up (in whole or in part) of any Canadian Defined Benefit Plan, or (d) the withdrawal of any Loan Party or any Subsidiary from any Canadian Multi-Employer Plan where any additional funding obligations from any Loan Party are triggered by such withdrawal.
“Canadian Pension Laws” means the Income Tax Act (Canada), the Pension Benefits Act (Ontario) or applicable federal or provincial pension benefits standards legislation in any Canadian jurisdiction, and all relevant Regulations relating thereto, together with any law (statutory or common), rule, regulation, guideline, directive, order or notice of any Canadian federal or provincial (or other political subdivision thereof) Governmental Authority exercising executive, legislative, quasi-judicial, regulatory or administrative functions pertaining to, having jurisdiction over or affecting any Canadian Pension Plan or Canadian Multi-Employer Plan, in each such case to the extent having the force of law, all as amended from time to time.
“Canadian Pension Plan” means a pension plan or plan that is a “registered pension plan” (as defined in section 248(1) of the Income Tax Act (Canada)) or that is

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required to be registered under, or is subject to, Canadian Pension Laws and that is maintained or contributed to by a Loan Party or any of its Subsidiaries for its Canadian employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Fifth Amendment Effective Date” means October 22, 2021.
“Judgement Currency” has the meaning specified therefor in Section 17.16 of this Agreement.
“PPSA” means the Personal Property Security Act (British Columbia) and the regulations thereunder, as from time to time in effect; provided, that, if attachment, perfection or priority of Agent's Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of British Columbia, “PPSA” means those personal property security laws in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“STA” means the Securities Transfer Act (British Columbia), as that statute is now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulation made thereunder.
(ii)by amending the definition of “Acquisition” by adding the word “amalgamation” immediately after “merger,”.
(iii)by amending and restating in its entirety the definition of “Anti-Corruption Laws” with the following:
“Anti-Corruption Laws" means the FCPA, the U.K. Bribery Act of 2010, as amended, the Corruption of Foreign Public Officials Act (Canada) and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
(iv)by amending the definition of “Current Assets” by adding “Canadian Pension Plan assets,” immediately after “Pension Plan Assets,”.
(v)by amending and restating in its entirety the definition of “Equipment” with the following:
“Equipment” means equipment (as that term is defined in the Code and to the extent applicable, the PPSA).
(vi)by amending and restating in its entirety the definition of “Excluded Taxes” with the following:

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“Excluded Taxes” means (i) any Tax imposed on the net income or net profits of any Lender, any Participant or any Recipient Agent (including any franchise Taxes and branch profits Taxes), in each case (A) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender, Participant or Recipient Agent is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s, Participant’s or Recipient Agent’s principal office or applicable lending office is located or (B) that are Other Connection Taxes, (ii) Taxes that would not have been imposed but for a Lender’s, Participant’s or Recipient Agent’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, (iv) any withholding Taxes imposed under FATCA and (v) any Canadian federal withholding Taxes required to be withheld under the Canada Tax Act from any payment under the Loan Documents as a result of the Agent, a Lender, Participant or other Recipient Agent (i) not dealing at arm's length (within the meaning of the Canada Tax Act) with a Canadian Guarantor or (ii) being a "specified non-resident shareholder" (as defined in subsection 18(5) of the Canada Tax Act) of a Canadian Guarantor or not dealing at arm's length (within the meaning of the Canada Tax Act) with a “specified shareholder” (as defined in subsection 18(5) of the Canada Tax Act) (except where the non-arm's length relationship arises, or where the Agent, a Lender, Participant or other recipient is a "specified non-resident shareholder" or does not deal at arm's length with a "specified shareholder", as a result only of such Agent, Lender, Participant or other Recipient Agent executing, delivering, becoming a party to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under or enforcing its rights under this Agreement or any other Loan Document or as a consequence of an Event of Default).

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(vii)by amending and restating in its entirety the definition of “Guaranty and Security Agreement” with the following:
“Guaranty Agreement” means a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties (other than the Canadian Guarantors) to Agent.
(viii)by amending and restating in its entirety the definition of “Intercreditor Agreement” with the following:
“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Fifth Amendment Effective Date, by and among the Agent, the ABL Agent, the other agents party thereto (if any), and the Loan Parties, as may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

(ix)by amending and restating in its entirety the definition of “Inventory” with the following:
“Inventory” means inventory (as that term is defined in the Code and to the extent applicable, the PPSA).
(x)by amending and restating in its entirety the definition of “Insolvency Proceeding” with the following:
“Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) (if applicable), corporate statutes where such statute is used by a Person to propose an arrangement that includes a stay of creditors or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
(xi)by amending the definition of “Lien” by adding the word “hypothec,” immediately after “security interest,”.
(xii)by amending and restating in its entirety the definition of “Maturity Date” with the following:
“Maturity Date” means September 19, 2024.

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(xiii)by amending and restating in its entirety the definition of “Other Taxes” with the following:
“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar excise or other Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are (i) Excluded Taxes or (ii) Other Connection Taxes imposed with respect to an assignment.
(xiv)by deleting the “and” at the end of clause (r) of the definition of “Permitted Disposition”.
(xv)by amending and restating in its entirety clause (s) of the definition of “Permitted Disposition” with the following:
(s)    the Permitted Liberty Statutory Division; and
(xvi)by adding the following as a new clause (t) of the definition of “Permitted Disposition”
    (t)    sales or other dispositions of assets not otherwise permitted in clauses (a) through (s) above not exceeding $5,000,000 during the term of this Agreement.
(xvii)by amending and restating in its entirety clause (g) of the definition of “Permitted Indebtedness” with the following:
(g)    unsecured Acquired Indebtedness in an amount not to exceed $50,000,000 outstanding at any one time so long as (i) the aggregate annual amortization with respect to such Acquired Indebtedness does not exceed 2.5% of the principal amount of such Acquired Indebtedness and (ii) such Acquired Indebtedness does not have principal payments being made prior to the date that is 6 months after the Maturity Date,
(xviii)by amending and restating in its entirety clause (s) of the definition of “Permitted Indebtedness” with the following:
(s) Indebtedness of the Loan Parties in an aggregate principal amount not to exceed $50,000,000 so long as, (x) such Indebtedness does not mature earlier than ninety-one (91) days after the latest Maturity Date or have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Loans and (y) in the case of any secured Indebtedness, the holder of such secured Indebtedness (or an agent or representative in respect thereof) shall have entered into the Intercreditor Agreement or another customary intercreditor agreement in form and substance reasonably satisfactory

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to Required Lenders and Agent and the Loan Parties (each such agreement, an “Additional Intercreditor Agreement”),
(xix)by amending and restating in its entirety clause (u) of the definition of “Permitted Indebtedness” with the following:
(u)    any other unsecured Indebtedness incurred by any Loan Party or any of its Subsidiaries in an aggregate outstanding amount not to exceed $50,000,000, plus an unlimited amount, incurred after the Fifth Amendment Effective Date, solely to the extent, after giving pro forma effect to such Indebtedness, (x) the Total Net Leverage Ratio shall be no greater than 3.00:1.00 and (y) such Indebtedness does not mature earlier than ninety-one (91) days after the latest Maturity Date or have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Loans.
(xx)by deleting in its entirety the last sentence of “Permitted Indebtedness”.
(xxi)by amending and restating in its entirety clause (u) of the definition of “Permitted Investments” with the following:
(u) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $75,000,000,
(xxii)by inserting the following new definition in proper alphabetical order:
    “Permitted Liberty Statutory Division” a division of Liberty into two limited liability companies pursuant to a “plan of merger” as contemplated under the Texas Business Organizations Code, so long as (1) Borrowers have provided Agent with ten (10) Business Days’ prior notice of such division, (2) prior to the effectiveness of such division, Borrowers have delivered drafts of the “plan of merger”, “certificate of merger” and all other relevant documents which must each be in form and substance reasonably satisfactory to Required Lenders, (3) Liberty is the "surviving entity" of such division and (4) such “resulting company” is joined hereunder as a Guarantor and otherwise complies with the provisions of Section 5.11.
(xxiii)by amending and restating in its entirety the definition of “Permitted Purchase Money Indebtedness” with the following:
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations and Acquired Indebtedness), at the time of, or within 60 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding not in excess of $50,000,000 at any one time.

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(xxiv)by amending and restating in its entirety the definition of “Securities Account” with the following:
“Securities Account” means a securities account (as that term is defined in the Code and to the extent applicable, the PPSA and STA).
(xxv)by amending the definition of “Sanctioned Entity” by inserting “or any other Governmental Authority having jurisdiction over any member of the Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.” after the word “OFAC”.
(xxvi)by amending and restating in its entirety the definition of “Sanctions” with the following:
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty's Treasury of the United Kingdom, (e) any Governmental Authority of Canada under the Special Economics Measures Act (Canada) or other applicable Canadian legislation or (f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
(b)the Schedules to the Credit Agreement are hereby amended by adding a new Schedule C-2 in the appropriate numerical order as set forth on Annex I hereto.
(c)Section 1.3 of the Credit Agreement is hereby amended and restated in its entirety with the following:
1.3    Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that (a) to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; and (b) to the extent applicable, any such terms used in this Agreement that are defined in the PPSA shall have the meanings assigned to such terms in the PPSA when used in relation to Collateral subject to the PPSA.
(d)Section 1.4 is amended by inserting the following sentence at the end of the paragraph:

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“Any reference herein or in any other Loan Document to the words “province” or “provincial” shall include “territory” or “territorial”.
(e)Section 4.8 of the Credit Agreement is hereby amended by replacing the “December 31, 2016” date therein with “December 31, 2020.”
(f)Section 4.10 of the Credit Agreement is hereby amended by inserting the following subsection (h):
(h)    The Canadian Pension Plans are duly registered under Canadian Pension Laws. Each Loan Party has complied with and performed all of its obligations in all material respects under and in respect of the Canadian Pension Plans under the terms thereof, any funding agreements and all Canadian Pension Laws (including any fiduciary, funding, investment and administration obligations), except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all requirements of Canadian Pension Law, except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans, except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There are no outstanding disputes concerning the assets of the Canadian Pension Plans except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles), except for such compliance failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Canadian Pension Event has occurred. No Loan Party maintains or contributes to or has any liability with respect to a Canadian Defined Benefit Plan or Canadian Multi-Employer Plan.
(g)Section 4.20 of the Credit Agreement is hereby amended and restated in its entirety with the following:
4.20    Parent Guarantor as a Holding Company. Parent Guarantor is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents and the ABL Documents), own any material assets (other than (i) in the case of Ultimate Parent, the Equity Interests of New Holdco and R/C IV, (ii) in the case R/C IV, the Equity Interests of New Holdco, and (iii) in the case of New Holdco, (x) the Equity Interests of Borrowers and (y) the Equity Interests of any “resulting company” of the Permitted Liberty Statutory Division, so long as, promptly following such Permitted Liberty Statutory Division, such “resulting company” becomes

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a direct or indirect Subsidiary of Liberty), or engage in any operations or business (other than (i) in the case of Ultimate Parent, the ownership of New Holdco and R/C IV and their Subsidiaries, (ii) in the case of R/C IV, the ownership of New Holdco and its Subsidiaries, and (iii) in the case of New Holdco, (x) the ownership of Borrowers and their Subsidiaries and (y) the Equity Interests of any “resulting company” of the Permitted Liberty Statutory Division, so long as, promptly following such Permitted Liberty Statutory Division, such “resulting company” becomes a direct or indirect Subsidiary of Liberty).
(h)Section 5.11(a) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof:
(including as a result of a divisive merger)
(i)Section 5.14 of the Credit Agreement is hereby amended and restated in its entirety with the following:
5.14    Compliance with ERISA, the IRC and Canadian Pension Laws.
(a)     In addition to and without limiting the generality of Section 5.8, except as could not reasonably be expected to result in a Material Adverse Effect, the Parent Guarantor and each Borrower will: (i) comply in all respects with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (ii) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring any liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (iii) not participate in any prohibited transaction that could result in a civil penalty, excise tax, fiduciary liability or correction obligation under ERISA or the IRC and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under the IRC (including Section 4980B of the IRC). The Parent Guarantor and Borrowers shall furnish to Agent upon Agent’s or the Required Lenders’ reasonable written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties and the ERISA Affiliates shall (x) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (y) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

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(b)    In addition to and without limiting the generality of Section 5.8, except as could not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties shall comply with and perform in all material respects all of its obligations under and in respect of each Canadian Pension Plan, including under any funding agreements and all Canadian Pension Laws (including any fiduciary, funding, investment and administration obligations). Except as could not reasonably be expected to result in a Material Adverse Effect, all employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan shall be paid or remitted by the Loan Parties in a timely fashion in accordance with the terms thereof, any funding agreements and all requirements of Canadian Pension Laws. The Loan Parties shall furnish to Agent upon Agent's written request acting at the request of Required Lenders or otherwise upon Agent's written request acting reasonably such additional information with respect to any Canadian Pension Plan for which any Loan Party could be reasonably expected to incur any material liability.
(j)Section 6.3(c) of the Credit Agreement is hereby amended by (i) replacing the phrase “clauses (a) or (b) above” with “clauses (a), (b) or (e) of this Section 6.3” and (ii) deleting the “or” at the end thereof.
(k)Section 6.3(d) of the Credit Agreement is hereby amended by replacing the period at the end thereof with “, or”
(l)Section 6.3 of the Credit Agreement is hereby amended by inserting the following as a new clause (e):
    (e)    other than to consummate the Permitted Liberty Statutory Division, divide itself into two or more limited liability companies or series thereof pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act, the Texas Business Organizations Code or other comparable state statute.
(m)Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.13    Parent Guarantor as a Holding Company. Parent Guarantor will not incur any liabilities (other than liabilities arising under the Loan Documents and the ABL Documents), own or acquire any assets (other than (i) in the case of Ultimate Parent, the Equity Interests of New Holdco and R/C IV, (ii) in the case R/C IV, the Equity Interests of New Holdco, and (iii) in the case of New Holdco, (x) the Equity Interests of Borrowers and (y) the Equity Interests of any “resulting company” of the Permitted Liberty Statutory Division) or engage itself in any operations or business, except in connection with (a) (i) in the case of Ultimate Parent, its ownership of New Holdco and R/C IV, (ii) in the case of R/C IV, its ownership of New Holdco, and (iii) in the case of New Holdco, its ownership of (x) Borrowers and (y) the Equity Interests of any “resulting company” of

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the Permitted Liberty Statutory Division, so long as, promptly following such Permitted Liberty Statutory Division, such “resulting company” becomes a direct or indirect Subsidiary of Liberty), and (b) its rights and obligations under the Loan Documents and the ABL Documents.
(n)Section 6.14 of the Credit Agreement is hereby amended by inserting the following subsections (e) and (f):
(e)    Terminate any Canadian Pension Plan or take any other action with respect to any Canadian Pension Plan, in either case, which could reasonably be expected to have a Material Adverse Effect or result in the occurrence of a Canadian Pension Event.
(f)    Establish, maintain, contribute to, sponsor, administer, assume an obligation to contribute to or otherwise become liable (including as a result of an amalgamation or acquisition) in respect of any Canadian Defined Benefit Plan or Canadian Multi-Employer Plan. For greater certainty, if a Canadian Defined Benefit Plan is established after the Closing Date upon obtaining the consents required under this Agreement, the Agent and the Lenders reserve the right, as a condition of any such consent, to require amendments to this Agreement to include additional representations, warranties and covenants with respect to such Canadian Defined Benefit Plan that the Agent and the Lenders consider necessary or appropriate in the circumstances.
(o)Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety with the following:
8.12    ERISA and Canadian Pension Plans.
The occurrence of any of the following events: (a) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure could reasonably be expected to result in liability in excess of $7,500,000, (b) an accumulated funding deficiency or funding shortfall in excess of $7,500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, individually or in the aggregate, (c) a Notification Event, which could reasonably be expected to result in liability in excess of $7,500,000, either individually or in the aggregate, or (d) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in excess of $7,500,000 in the aggregate, or fails to make any Withdrawal Liability payment when due, or (e) a termination, withdrawal, noncompliance with applicable Canadian Pension Laws or plan terms, a Canadian Pension Event or other event similar to a Notification Event occurs with respect to a Canadian Pension Plan that, when taken together with any

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other such events, occurs which has resulted or could reasonably be expected to result in liability of a Loan Party thereof in an aggregate amount which could reasonably be expected to result in a liability to any Loan Party in excess of $7,500,000.
(p)The Credit Agreement is hereby amended by replacing the first sentence of Section 16.1 in its entirety with:
All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite deduction or withholding, promptly pay over to the applicable Governmental Authority the amount of Tax deducted or withheld, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties.
(q)The Credit Agreement is hereby amended by inserting the following sections after Section 17.15:
17.16 - Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

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17.17 - Interest Act (Canada). For the purposes of this Agreement with respect to the Canadian Guarantors, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.
17.18 – Maximum Rate of Interest. Notwithstanding anything contained herein to the contrary, the Loan Parties will not be obliged to make any payment of interest or other amounts payable to the Lenders hereunder in excess of the amount or rate that would be permitted by applicable law or would result in the receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)). If the making of any payment by any Loan Party would result in a payment being made that is in excess of such amount or rate, the Agent will determine the payment or payments that are to be reduced or refunded, as the case may be, so that such result does not occur.
2.Amendments to Guaranty and Security Agreement. In reliance on the representations and warranties of the Loan Parties set forth in Section 5 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Credit Agreement (but not the Schedules and Exhibits attached thereto) shall be amended as set forth below in this Section 2 (such amendments, together with the Credit Agreement Amendments, collectively, the “Amendments”):
(a)Section 7(l) of the Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:
(l)    Name, Etc. No Grantor will change its name, chief executive office, organizational identification number, jurisdiction of organization or organizational identity; provided, that (i) any Grantor may change its name or chief executive office upon at least ten Business Days’ prior written notice to Agent of such change and (ii) Liberty may change its jurisdiction of organization upon at least ten Business Days’ prior written notice to Agent of such change.
3.Termination of the Right of First Offer Letter. In reliance on the representations and warranties of the Loan Parties set forth in Section 5 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Right of First Offer Letter is hereby terminated and any and all agreements, arrangements, commitments or understandings pursuant to the Right of First Offer Letter shall be of no further force or effect from and after the Fifth Amendment Effective Date (the “Termination”).
4.Conditions to Effectiveness.

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(a)The Amendments and the Termination, shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied (such date, the “Fifth Amendment Effective Date”):
(i)The Lenders shall have received a copy of this Agreement, duly authorized, executed and delivered by the Loan Parties, Agent and the Lenders;
(ii)The Lenders shall have received an executed copy of that certain Sixth Amendment to Credit Agreement and Second Amendment to Guaranty and Security Agreement, dated as of October 22, 2021, by and among the ABL Lenders and the ABL Agent and the Loan Parties, in form and substance satisfactory to the Lenders;
(iii)The Lenders shall have received an executed copy of that certain Amended and Restated Intercreditor Agreement, dated as of October 22, 2021, by and among the Agent and the ABL Agent, as acknowledged by each Loan Party, in form and substance satisfactory to the Lenders;
(iv)the representations and warranties of the Loan Parties contained in this Agreement, the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Fifth Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(v)the Borrower shall have paid a fee in the aggregate amount of $801,773.44 to the Agent on behalf of the Lenders as consideration for the Amendments and the Termination set forth in this Agreement (the “Fifth Amendment Fee”);
(vi)the Borrower shall have paid all fees costs and expenses due and payable as of the Fifth Amendment Effective Date under the Credit Agreement and the other Loan Documents, including without limitation all attorney’s fees and expenses incurred by Agent and the Lenders;
(vii)no Default or Event of Default shall have occurred and be continuing;
(viii)Lenders shall have received a certificate from an officer of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of the Agreement, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

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(ix)Lenders shall have received copies of each Loan Party’s Governing Documents, which Governing Documents shall be (i) certified by an officer of such Loan Party, and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the Closing Date) by an appropriate governmental official;
(x)Lenders (with a copy to Agent) shall have received a certificate of status with respect to each Loan Party, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
(xi)Agent and Lenders shall have received an opinion of the Loan Parties’ counsel in form and substance reasonably satisfactory to Agent and Lenders; and
(xii)Lenders shall have received an executed copy of that certain Credit Party Supplement by LOS Solar, Freedom, and LOS Kermit, in favor of Corporation Service Company, a Delaware corporation, the Agent, the ABL Agent, for the benefit of the Agents, the Lenders, the ABL Lenders and their respective successors and assigns.
5.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as of the Fifth Amendment Effective Date, to the extent applicable, to Agent and the Lenders as follows:
(a)it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated by this Agreement and each of the other Loan Documents to which it is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement and the Guaranty and Security Agreement);
(b)the execution and delivery of this Agreement, and the performance by it of this Agreement and each other Loan Document to which it is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement and the Guaranty and Security Agreement), (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever

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upon any assets of such Loan Party or its Subsidiaries, other than Permitted Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any material agreement of such Loan Party or its Subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(c)this Agreement and each other Loan Document to which such Loan Party is a party (including, without limitation, after giving effect to the Amendments, the Credit Agreement and the Guaranty and Security Agreement) is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;
(d)the representations and warranties contained in this Agreement, the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of Fifth Amendment Effective Date (after giving effect to the Amendments) (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(e)no Default or Event of Default has occurred and is continuing.
6.Further Assurances. At any time upon the reasonable request of Agent or the Lenders, each Loan Party shall promptly execute and deliver to Agent or the Lenders such Additional Documents as Agent or the Lenders shall reasonably request pursuant to the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document, in each case in form and substance reasonably satisfactory to Agent or the Lenders, as applicable.
7.Choice of Law and Venue; Jury Trial Waiver; Judicial Reference.
(a)THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(b)THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
8.Binding Effect. This Agreement shall be binding upon the Loan Parties and shall inure to the benefit of Agent and the Lenders, together with their respective successors and permitted assigns.
9.Effect on Loan Documents.
(a)The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and the Guaranty and Security Agreement and shall not be deemed to be a consent to the modification or amendment of any other term or condition of the Credit Agreement and the Guaranty and Security Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement, the Guaranty and Security Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
(b)Each reference in the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document shall mean and refer to such agreement as modified by this Agreement.
10.Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (b) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent, constitute a waiver of any provision of any of the Loan Documents other than the Specified Event of Default or serve to effect a novation of the Obligations.
11.Release.
(a)In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former, direct and indirect,

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owners, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with, the Credit Agreement, the Guaranty and Security Agreement or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
12.Fees and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses (including, but not limited to, the Fifth Amendment Fee) of Agent and the Lenders (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement, the Credit Agreement as amended hereby and the Guaranty and Security Agreement.
13.Miscellaneous
(a)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in

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connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Agent or any Lender to accept Electronic Signatures in any form or format without its prior written consent.
(b)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(f)This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
(g)By their signature below, the Lenders request and direct that Agent execute this Agreement and the Intercreditor Agreement.
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IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

LOAN PARTIES:	LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES INC., a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
R/C IV NON-U.S. LOS CORP, a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
ST9 GAS AND OIL LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

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LOS SOLAR ACQUISITION LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
FREEDOM PROPPANT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS KERMIT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

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AGENT:	U.S. BANK NATIONAL ASSOCIATION By: /s/ Prital K. Patel Name: Prital K. Patel Title: Vice President

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LENDERS:	MSD CREDIT OPPORTUNITY MASTER FUND, L.P., a Delaware limited liability partnership By: /s/ Marcello Liguori Name: Marcello Liguori Title: Managing Director
REDWOOD MASTER FUND, LTD. By: /s/ Ruben Kliksberg Name: Ruben Kliksberg Title: Authorized Signatory
REDWOOD OPPORTUNITY MASTER FUND, LTD. By: /s/Sean Sauler Name: Sean Sauler Title: Authorized Signatory
CORBIN OPPORTUNITY FUND, L.P. By: /s/Sean Sauler Name: Sean Sauler Title: Authorized Signatory
CM FINANCE SPV LTD By: CM Investment Partners LLC, as Collateral Manager By: /s/ Rocco DelGuercio Name: Rocco DelGuercio Title: Authorized Signatory
AG ENERGY FUNDING, LLC By: /s/ Todd Dittmann Name: Todd Dittmann Title: Authorized Signatory

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ANNEX I

Schedule C-2

1.Canadian Guarantee and Security Agreement (including updated schedules, if necessary);
2.Certificate of an officer of each Canadian Guarantor in the form substantially agreed to upon the Fifth Amendment Effective Date;
3.Legal opinion of Cassels Brock & Blackwell LLP, counsel to the Canadian Guarantors, in a form reasonably acceptable to the Agent;
4.Perfection Certificate (including updated schedules, if necessary);
5.Acknowledgement to the Intercreditor Agreement;
6.PPSA estoppels or subordinations to the extent required by the Agent, acting reasonably; and
7.Such other documents that the Agent may reasonably request in accordance with the provisions of the Agreement.

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